[GRAPHIC OMITTED]
GEHL                                     Gehl Company          Tel: 262/334-9461
                                         143 Water Street      Fax: 262/334-6603
                                         P.O. Box 179
Contacts:                                http://www.gehl.com
Kenneth Hahn (investors)                 West Bend, WI 53095-0179
Vice President, Finance & Treasurer      USA
262/334-6632
                                         News Release

Drew Brown/Andrew Cole (media)
Citigate Sard Verbinnen
212/687-8080


                 GEHL COMPANY TO EXPLORE STRATEGIC ALTERNATIVES
                          TO MAXIMIZE SHAREHOLDER VALUE

  Retains Robert W. Baird & Co. to Assist Board of Directors in Review Process

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      WEST BEND, WI, May 9, 2001 - Gehl Company (Nasdaq: GEHL), a manufacturer of light construction and agricultural equipment, today announced that its Board of Directors will explore a full range of strategic alternatives to maximize value for all shareholders, including acquisitions, strategic alliances, divestitures, a leveraged buyout, a recapitalization and the potential sale of the Company. Gehl has retained the investment banking firm of Robert W. Baird & Co. to assist the Board of Directors in its strategic review process.

      As part of the process, the Board will evaluate proposals from U.S. and international entities. The Board will compare the values that might be realized from various strategic alternatives to the long-term value it could expect to realize for shareholders from continuing to execute Gehl's strategic plan as an independent public company pursuing its growth strategies.

      "We believe Gehl is well positioned for profitable long-term growth, as evidenced by our first quarter financial results, and has compelling value-creation opportunities as an independent company," said William D. Gehl, Chairman, President and CEO. "However, given current macroeconomic conditions and the changing markets in which Gehl competes, we believe it is appropriate for the Board to undertake a thorough review of the full range of strategic alternatives to determine the best course of action to maximize shareholder value. Nothing is off the table."

      Newcastle Partners, L.P. and CIC Equity Partners, Ltd., which previously announced a highly conditional acquisition proposal at $18 per share, will be invited to participate in the process on the same terms as all other interested parties.

      "Newcastle and CIC will have an equal opportunity to participate in this process if they have a genuine interest in the Company," said Gehl. "While we have serious concerns about their motives, as well as their willingness to act on their proposal, we are committed to creating a level playing field for all interested parties."

      The Company expects the strategic review process to take approximately 2-3 months. Accordingly, Gehl expects to hold its 2001 Annual Meeting of Shareholders in August.

About Gehl Company

Gehl Company is a leading manufacturer of equipment used worldwide in construction and agricultural markets. Founded in 1859, Gehl is headquartered in West Bend, WI, with manufacturing facilities in West Bend, WI; Lebanon, PA; Madison and Yankton, SD; and Owatonna, MN. The Company markets its products under the Gehl(R) and Mustang(R) brand names. Mustang product information is available at www.mustangmfg.com. Gehl Company information is available at www.gehl.com.

Forward Looking Statements
The Company intends that certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding the Company's future financial position, business strategy and profitability, are forward-looking statements. When used in this press release, words such as the Company "believes" or "expects" or words of similar meaning are generally intended to identify forward-looking statements. These forwarding-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, assumptions and other factors, some of which are beyond the Company's control, that could cause actual results to differ materially from those anticipated as of the date of this press release. Factors that could cause such a variance include, but are not limited to, unanticipated changes in general economic and capital market conditions, the Company's ability to implement successfully its strategic initiatives, unanticipated issues associated with the Company's review of strategic alternatives, market acceptance of newly introduced products, the cyclical nature of the Company's business, the Company's and its customers' access to credit, competitive pricing, product initiatives and other actions taken by competitors, disruptions in production capacity, excess inventory levels, the effect of changes in laws and regulations (including government subsidies and international trade regulations), technological difficulties, changes in environmental laws, the impact of any acquisition effected by the Company, and employee and labor relations. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this release are only made as of the date of this release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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